                                                                 EXHIBIT (p)(iv)

                                                     (updated February 21, 2000)

                                 CODE OF ETHICS
                          Provident Distributors, Inc.
                          BlackRock Distributors, Inc.
                          Offit Funds Distributor, Inc.
                        Northern Funds Distributor, LLC.
                         (collectively, "Distributors")

         This Code of Ethics (the "Code") establishes rules of conduct for persons who are associated with the Distributors referred to above. The Code governs their personal investments and other investment-related activities.

         The basic rule is very simple: put the client's interests first. Officers, directors and employees owe a fiduciary duty to, among others, the shareholders of each of the funds for which the Distributors serve as principal underwriters ("the Funds") to conduct their personal securities transactions in a manner which does not interfere with fund portfolio transactions or otherwise take unfair advantage of their relationships with the Funds. Further, all personal Securities transactions must be conducted in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility. Persons covered by the Code must adhere to these general principles as well as comply with the Code's specific provisions.

         This Code is intended to assist persons associated with the Distributors in fulfilling their obligations under the law. The first part lays out who the Code applies to, the second part deals with personal investment activities, the third part deals with other sensitive business practices, and subsequent parts deal with reporting and administrative procedures.

         The Code is very important to the Distributors and persons associated with the Distributors. Violations may not only cause the Distributors embarrassment, loss of business, legal restrictions, fines and other punishments but for persons governed by this Code, demotion, suspension, firing, ejection from the securities business and very large fines.

I.    APPLICABILITY

         (A)   The Code applies to each of the following:

               1. The Distributors referred to at the top of page one of the Code.

               2. Any officer, director, employee, or associated person of any of the Distributors who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of Covered Securities (as defined herein) by the Funds for which the Distributors act as a principal underwriter or whose function or duties in the ordinary course of business relate to the making of any recommendation to a Fund regarding the purchase or sale of covered securities. This includes the formulation and making of investment recommendations and decisions, the purchase and sale of securities for the Funds and the utilization of information about investment recommendations, decisions and trades.

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               3.     Any other officer, director, employee, or associated
                      person of any of the Distributors not described in (A)2 above.

         (B)   DEFINITIONS

               1.     ACCESS PERSONS. The persons described in items (A)2 above.

               2. ACCESS PERSON ACCOUNT. Includes all advisory, brokerage, bank, trust or other accounts or forms of direct or indirect beneficial ownership in which one or more Access Person and/or one or more members of an Access Person's immediate family have an economic interest. Immediate family includes an Access Person's spouse and minor children living with the Access Person. Investment partnerships and similar indirect means of ownership are also included.

               3.     AFFILIATES OF THE FUNDS. The Distributors.

               4. COMPLIANCE OFFICER. The compliance officer of the Distributors.

               5. COVERED PERSONS. The Distributors, the Access Persons and the persons described in item (A)3 above.

               6. REGISTERED INVESTMENT ADVISER EMPLOYER. A registered investment adviser that employees a Covered Person under this code.

               7. COVERED SECURITY. Means a security as defined in section 2(a)(36) of the Investment Company Act of 1940, as amended. Generally, this definition encompasses any financial instrument treated as a security for investment purposes and any related instrument such as futures, forward or swap contract entered into with respect to one or more securities, a basket of or an index of securities or components of securities. However, the term Covered Security does not include direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements or shares of registered open-end investment companies. Furthermore, the term Covered Security does not include: (i) securities purchased or sold in any account over which the Access Person has no direct or indirect influence or control; (ii) securities purchased or sold in a transaction which is non-volitional on the part of either the Access Person or the Fund; (iii) securities acquired as a part of an automatic dividend reinvestment plan; and (iv) securities acquired upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities to the extent such rights were acquired from such issuer, and sales of such rights so acquired.


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               8.     SECURITY HELD OR TO BE ACQUIRED BY A FUND. Any Covered
                      Security, which, within the most recent 15 days:

                      (a)    is or has been held by a Fund;

                      (b) is being or has been considered by the Fund or its investment adviser for purchase by the fund and

                      Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

               9. LIMITED OFFERING. Means an offering that is exempt from registration under the Securities Act of 1933 pursuant to
                      Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

               10. INITIAL PUBLIC OFFERING. Means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

               11. PURCHASE OR SALE OF A COVERED SECURITY includes, among other things, the writing of an options to purchase or sell a Covered Security.


II.   RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

         (A)   FRAUDULENT OR DECEPTIVE PRACTICES

               No Covered Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a Covered Security Held or to be Acquired by the Funds:

               (1) employ any device, scheme or artifice to defraud the Funds;

               (2) make to the Funds any untrue statement of a material fact or omit to state to the Funds a material fact necessary in order to make the statement made, in light of the circumstances under which they are made, not misleading;

               (3) engage in any act, practice or course of business which would operate as a fraud or deceit upon the Funds;

               (4) engage in any manipulative practice with respect to the Funds;

               (5) trade while in possession of material non-public information for personal or other investment accounts, or disclosing such information to others in or outside the Distributors who have no need for this information.

               It is a violation of federal securities laws to buy or sell securities while in possession of material non-public information and illegal to communicate such information to a third party who buys or sells.


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         (B)   BASIC RESTRICTION ON INVESTING ACTIVITIES

               If a purchase or sale order is pending or under active consideration for any Fund, neither the same Covered Security nor any related Covered Security (such as an option, warrant or convertible security) may be bought or sold for any Access Person Account.

         (C)   INITIAL PUBLIC OFFERINGS

               No Security may be acquired in an Initial Public Offering for any Covered Person.


         (D)   PRE-CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS

               The Distributors will obtain copies of the Codes of Ethics of Registered Investment Adviser employers to determine whether they are designed to adequately protect fund shareholders. The Distributors will rely on the Registered Investment Advisers to enforce their Codes of Ethics, particularly as the Codes relate to the pre-clearance of personal securities transactions.

               No Security may be bought or sold for an Access Person Account unless the Access Person complies with the Code of Ethics adopted by his Registered Investment Adviser employer.

               Covered persons not associated with an investment adviser are not required to pre-clear transactions.

         (E)   LIMITED OFFERING

               No Limited Offering may be purchased for an Access Person Account unless the Access Person complies with the Code of Ethics adopted by his Registered Investment Adviser employer.

               An Access Person who is not subject to a Code of Ethics of a Registered Investment Adviser must preclear private placement transactions with the Distributors.

III.  OTHER INVESTMENT-RELATED RESTRICTIONS

         (A)   GIFTS

               No Person shall accept any gift or other item of more than $100 in value from any person or entity that does business with or on behalf of any Fund or is seeking to do business with or on behalf of any fund.

         (B)   SERVICE AS A DIRECTOR

               No Access Person shall commence service on the Board of Directors of a publicly traded company or any company in which any Fund has an interest without prior authorization from his Registered Investment Adviser employer.


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IV.   REPORT AND ADDITIONAL COMPLIANCE PROCEDURES

         (A) The Compliance Officer shall notify each Covered Person who may be required to make reports pursuant to this Code that such person is subject to the reporting requirements and shall deliver a copy of this Code to each such person.

         (B) Every Covered Person must submit a report (a form of which is appended as Exhibit A) containing the information set forth in paragraph (C) below with respect to transactions in any Security in which such Covered Person has or by reason of such transactions acquires, any direct or indirect beneficial ownership (as defined in Exhibit B) in the Covered Security. These reports will be reviewed by the Compliance Director.

               A Covered Person will be deemed to have complied with the requirements of this Article IV insofar as the Compliance Officer receives in a timely fashion duplicate monthly or quarterly brokerage statements on which all transactions required to be reported hereunder are described.

         (C) A Covered Person must submit the report required by this Article to the Compliance Officer no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. A report must contain the following information:

               1. The date of the transaction, the title, the interest rate and maturity date (if applicable) and number of shares and the principal amount of each Security involved;

               2. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               3. The price of the Covered Security at which the transaction was effected;

               4. The name of the broker, dealer or bank with or through whom the transaction was effected; and

               5.   The date that the report is submitted by the Covered Person.

         (D)   Any report submitted to comply with the requirements of this
               Article IV may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect benefit ownership in the Security to which the report relates.

         (E) Within 10 days of commencement of employment and/or registration with any of the Distributors, or within 10 days of subsequently becoming an Access Person each Access Person shall be required to disclose all current personal Covered Securities holdings contained in any Access Person Account in which such Access Person has an interest. These holding reports will be reviewed by the Compliance Officer.


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               A holdings report (a form of which is appended as Exhibit C) must contain the following information:

               1. The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person.

               2.     The date that the report is submitted by the Access
                      Person.

         (F) Annually each Access Person must submit a report listing all securities beneficially owned by the Access Person that will be current as of a date not more that 30 days before the report is submitted. These holding reports will be reviewed by the Compliance Officer. A holding report (the form of which is appended as Exhibit C) must contain the following information:

               1. The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became and Access Person.

               2. The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person.

               3.     The date that the report is submitted by the Access
                      Person.

         (G) Annually each Covered Person must certify on a report (the form of which is appended as Exhibit D) that he has read and understood the Code and recognizes that he is subject to such Code. In addition, annually each Covered Person must certify that he has disclosed or reported all personal Securities transactions required to be disclosed or reported under the Code and that he is not subject to any regulatory disability.

         (H) At least annually (or quarterly in the case of Items 3 and 4 below), each Distributor shall report to the Boards of Directors of the Funds for which they provide underwriting services:

               1. All existing procedures concerning Covered Persons' personal trading activities and reporting requirements and any procedural changes made during the past year;

               2. Any recommended changes to the Distributors' Codes of Ethics or procedures;

               3. A summary of any material violations of this Code which occurred during the past quarter and the nature of any remedial action taken; and

               4. Any exceptions to any provisions of this Code of Ethics as determined under Article VI below.


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V.    SANCTIONS

      Upon discovering that a Covered Person has not complied with the requirements of this Code, the Compliance Officer in consultation with the officers of the relevant Distributor may impose whatever sanctions within its power they deem appropriate, including, among other things, suspension or termination of employment and/or registration. Material violations of requirements of this Code by Covered Persons and any sanctions imposed in connection therewith shall be reported not less frequently than quarterly to the Board of Directors of any relevant Fund.

VI.   EXCEPTIONS

      The Compliance Officer in consultation with the officers of the relevant Distributors reserves the right to decide, on a case-by-case basis, exceptions to any provisions under this Code. Any exceptions made hereunder will be maintained in writing by the Compliance Officer and presented to the Board of Directors of any relevant Fund at its next scheduled meeting.

VII.  PRESERVATION OF DOCUMENTS

      This Code, a copy of each report by a Covered Person, a record of any violation of this Code and of any action taken as a result of the violation, any written report made hereunder by the Compliance Officer or Distributors and lists of all persons required to make reports or review reports shall be preserved with the records of the relevant Distributor for a five year period in an easily accessible place.

VIII. OTHER LAWS, RULES AND STATEMENTS OF POLICY

      Nothing contained in this Code shall be interpreted as relieving any Covered Person from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of such person adopted by the Distributors.


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                                                                      Exhibit A
                                  EXAMPLE ONLY
                          PROVIDENT DISTRIBUTORS, INC.
                          OFFIT FUNDS DISTRIBUTOR, INC.
                          BLACKROCK DISTRIBUTORS, INC.
                         NORTHERN FUNDS DISTRIBUTOR, LLC

     Securities Transactions Report For the Calendar Quarter Ended:
                                                                   -----------
To the Compliance Officer:

         During the quarter referred to above, the following transactions were effected in Covered Securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics adopted by the Firm.


                                           No. of                                 NATURE OF
                                         SHARES or                               TRANSACTION
                                         Principal       DOLLAR AMOUNT OF      (Purchase, Sale,               BROKER/DEALER OR BANK
 SECURITY      DATE OF TRANSACTION         Amount          TRANSACTION             Other)          PRICE     THROUGH WHOM EFFECTED
 --------      -------------------       ---------       ----------------       ---------------    -----     ----------------------
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

         During the quarter referred to above, I established the following account in which securities were held during the quarter for my direct or indirect benefit:
1.       The name of the broker, dealer or bank with whom you established the account____________________________________
2.       The date the account was established___________________
         This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.
         Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm's clients, such as the existence of any economic relationship between my transactions and securities held or to be acquired by the Firm for any of its clients.

         NOTE: Do NOT report transactions in direct obligations of the U. S. Government, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments including repurchase agreements and open-end mutual funds. [_] No transactions to report.


Date:                        Signature:
    ------------------------          ----------------------------------------


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                                                                     Exhibit B


                              BENEFICIAL OWNERSHIP


         For purposes of the attached Code of Ethics, "beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except the determination of direct or indirect beneficial ownership shall apply to all securities that a Covered Person has or acquires. The term "beneficial ownership" of securities would include not only ownership of securities held by a Covered Person for his own benefit, whether in bearer form or registered in his name or otherwise, but also ownership of securities held for his benefit by others (regardless of whether or how they are registered) such as custodians, brokers, executors, administrators, or trustees (including trusts in which he has only a remainder interest), and securities held for his account by pledges, securities owned by a partnership in which he is a member if he may exercise a controlling influence over the purchase, sale of voting of such securities, and securities owned by any corporation or similar entry in which he owns securities if the shareholder is a controlling shareholder of the entity and has or shares investment control over the entity's portfolio.

         Ordinarily, this term would not include securities held by executors or administrators in estates in which a Covered Person is a legatee or beneficiary unless there is a specified legacy to such person of such securities or such person is the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such legacy, or the securities are held in the estate more than a year after the decedent's death.

         Securities held in the name of another should be considered as "beneficially" owned by a Covered Person where such person enjoys "financial benefits substantially equivalent to ownership." The Securities and Exchange Commission has said that although the final determination of beneficial ownership is a question to be determined in the light of the facts of the particular case, generally a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children. Absent special circumstances such relationship ordinarily results in such person obtaining financial benefits substantially equivalent to ownership, e.g., application of the income derived from such securities to maintain a common home, or to meet expenses that such person otherwise would meet from other sources, or the ability to exercises a controlling influence over the purchase, sale or voting of such securities.

         A Covered Person also may be regarded as the beneficial owner of securities held in the name of another person, if by reason of any contract, understanding, relationship, or other agreement, he obtains therefrom financial benefits substantially equivalent to those of ownership.

         A Covered Person also is regarded as the beneficial owner of securities held in the name of a spouse, minor children or other person, even though he does not obtain therefrom the aforementioned benefits of ownership, if he can vest or revest title in himself at once or at some future time.


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                                                                     Exhibit C


                                  EXAMPLE ONLY
                          PROVIDENT DISTRIBUTORS, INC.
                          OFFIT FUNDS DISTRIBUTOR, INC.
                          BLACKROCK DISTRIBUTORS, INC.
                         NORTHERN FUNDS DISTRIBUTOR, LLC

                                 HOLDINGS REPORT

                   For the Year/Period Ended
                                             --------------------------------
                                                    (month/day/year)

                Check Here if this is an Initial Holdings Report

To the Compliance Officer:

         As of the calendar year/period referred to above, I have a direct or indirect beneficial ownership interest in the securities listed below which are required to be reported pursuant to the Code of Ethics of the Fund:

         Security Name                   Number of Shares              Principal Amount
         -------------                   ----------------              ----------------












         The name of any broker, dealer or bank with whom I maintain an account in which my securities are held for my direct or indirect benefit are as follows:



         This report excludes securities with respect to which I had no direct or indirect influence or control and excludes other transactions not required to be reported.


Date:                            Signature:
    ----------------------------           ------------------------------------
                                 Print Name:
                                            -----------------------------------


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                     ANNUAL CERTIFICATION OF CODE OF ETHICS


          A. I (a Covered Person) hereby certify that I have read and understood the Code of Ethics, and recognize that I am subject to its provisions. In addition, I hereby certify that I have complied with the requirements of the Code of Ethics and that I have disclosed or reported all personal Securities transactions required to be disclosed or reported under the Code of Ethics;

          B. Within the last ten years there have been no complaints or disciplinary actions filed against me by any regulated securities or commodities exchange, any self-regulatory securities or commodities organization, any attorney general, or any governmental office or agency regulating insurance securities, commodities or financial transactions in the United States, in any state of the United States, or in any other country;

          C. I have not within the last ten years been convicted of or acknowledged commission of any felony or misdemeanor arising out of my conduct as an employee, salesperson, officer, director, insurance agent, broker, dealer, underwriter, investment manager or investment advisor; and

          D. I have not been denied permission or otherwise enjoined by order, judgment or decree of any court of competent jurisdiction, regulated securities or commodities exchange, self-regulatory securities or commodities organization or other federal or state regulatory authority from acting as an investment advisor, securities or commodities broker or dealer, commodity pool operator or trading advisor or as an affiliated person or employee of any investment company, bank, insurance company or commodity broker, dealer, pool operator or trading advisor, or from engaging in or continuing any conduct or practice in connection with any such activity or the purchase or sale of any security.


               Print Name:
                          -----------------------------
               Signature:
                         ------------------------------
               Date:
                    -----------------------------------